UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                       Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):       August 18, 2003

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                              CAL-MAINE FOODS, INC.
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             (Exact name of Registrant as specified in its charter)

       Delaware                   000-04892                 64-0500378
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   (State or other         (Commission File Number)       (IRS Employer
    jurisdiction of                                       Identification
    incorporation)                                            Number)


3320 Woodrow Wilson Avenue,  Jackson, MS                     39207
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:   (601) 948-6813

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Item 5.  Other Events and Required FD Disclosure.

     On August 18, 2003, a complaint was filed against the Company and its directors in the Court of Chancery of the State of Delaware in and for New Castle County. Neither the Company nor any of its directors have been served with the complaint as of the date of this Current Report on Form 8-K. A copy of the complaint is filed as an exhibit herewith.

     The suit seeks class action status and alleges the Company and its directors are attempting to freeze out the Company's public shareholders in connection with the proposed going private transaction announced by the Company on July 14, 2003, conflicts of interests, self-dealing and lack of good faith dealing. The suit asks for a preliminary and permanent injunction to enjoin the defendants from proceeding with the proposed going private transaction, damages in the event the transaction is consummated, and an accounting to class members for their damages.

     The Company and its directors intend to vigorously defend the suit and are of the opinion the suit is without merit.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

The following exhibit is filed herewith:

Exhibit No.       Document
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   99          Complaint against the Company and its directors filed on August
               18, 2003 in the Court of Chancery of the State of Delaware in and for New Castle County.


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CAL-MAINE FOODS, INC.
                                      (Registrant)

Date:    August 22, 2003              By: /s/ Bobby J. Raines
                                          -------------------------------------
                                          Bobby J. Raines
                                          Vice President, Chief Financial
                                          Officer, Treasurer and Secretary


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